AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SWISHER INTERNATIONAL GROUP INC.


         Swisher International Group Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

         1. The present name of the Corporation is Swisher International Group Inc. The Corporation was originally incorporated under the name "Royal American Holding Corporation." and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on October 31, 1995.

         2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by the sole stockholder of the Corporation in accordance with Sections 228, 242, and 245 of the DGCL.

         3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended (the "Certificate of Incorporation").

         4. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, each share of the Corporation's common stock, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into 281,000 validly issued, fully paid, and non-assessable shares of Class B Common Stock authorized by Article FOURTH of the Certificate of Incorporation (totaling 28,100,000 shares of Class B Common Stock), without any action by the holder thereof (the "Reclassification"). Each share certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent the reclassified share or shares of Class B Common Stock.

         5. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST:  The name of the Corporation is Swisher International Group Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is Nationwide Information Services, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.



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          FOURTH:

                  (a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Three Million One Hundred Thousand (103,100,000) shares, consisting of (1) Seventy-Five Million (75,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (2) Twenty-Eight Million One Hundred Thousand 28,100,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). The Class A Common Stock and Class B Common Stock shall hereinafter collectively be called "Common Stock." The number of authorized shares of any class or classes of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Common Stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

                  (b) Terms of Common Stock. All shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

                           (1) Voting Rights. The holders of shares of Class A
Common Stock and of Class B Common Stock shall have the following voting rights:

                           (i) Each share of Class A Common Stock shall entitle
the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                           (ii) Each share of Class B Common Stock shall entitle
the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation.

                           (iii) Except as otherwise required by applicable law,
the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (2) Dividends and Distributions. The holders of
shares of Class A Common Stock and Class B Common Stock will be entitled to receive dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor, subject to any other provision of this Article FOURTH, Section (b)(2). If at any time a dividend or other distribution in cash or other property is paid on Class A Common Stock or Class B Common Stock, a like dividend or other distribution in cash or other property will also be paid on Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share. In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock which occur



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



after the first date upon which the Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Class A Common Stock or Class B Common Stock, is payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of Class A Common Stock shall have one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that the voting rights for the underlying securities of the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each underlying security of the convertible or exchangeable security paid to the holders of the Class B Common Stock, and such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. Notwithstanding anything to the contrary set forth herein, the dividend declared on December 17, 1996 shall be paid only to the holders of the Class B Common Stock.

                           (3)  Transfer of Class B Common Stock.

                           (i) No Class B Holder (as defined below) may
voluntarily or involuntarily transfer (as defined below) any of such Class B Holder's interest in his, her or its shares of Class B Common Stock (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class B Common Stock by proxy or otherwise, except for proxies given to any Permitted Transferee (as defined below) of the Class B Holder or to a person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), and the Corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, except to the Corporation or to a Permitted Transferee; provided, however, such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation. For the purposes of this Article FOURTH, a "Permitted Transferee" shall include only the following persons: (A) Mr. William Ziegler, III and his estate, guardian, conservator or committee; (B) each descendant of Mr. William



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Ziegler, III (a "Ziegler Descendant") and their respective estates, guardians, conservators or committees; (C) each Family Controlled Entity; and (D) the trustees, in their respective capacities as such, of each Family Controlled Trust. For purposes of this Article FOURTH, the term "Family Controlled Entity" shall mean (A) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. William Ziegler, III and/or Ziegler Descendants;
(B) any other corporation if at least 80% of the value of its outstanding equity is owned by Permitted Transferees; (C) any partnership if at least 80% of the value of its partnership interests are owned by Permitted Transferees; and (D) any limited liability or similar company if at least 80% of the value of the company is owned by Permitted Transferees. For purposes of this Article FOURTH, the term "Family Controlled Trust" shall mean (A) the trusts set forth on Schedule A hereto and (B) any trust the primary beneficiaries of which are Mr. William Ziegler, III, Ziegler Descendants and/or charitable organizations (collectively, "Ziegler Beneficiaries"). For purposes of this provision, the primary beneficiaries of a trust will be deemed to be Ziegler Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are not Ziegler Beneficiaries, the value of the interests of such persons in such trust, computed actuarially, is 20% or less. The factors and methods prescribed in Section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust for purposes of applying this provision. For purposes of this provision, the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero. For purposes of this provision, in the case of a trust created by a Ziegler Descendant, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of such Ziegler Descendant shall be deemed to be zero. Upon any purported transfer of shares of Class B Common Stock not permitted under this Amended and Restated Certificate, all shares of Class B Common Stock purported to be so transferred will be deemed to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock will thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to Article FOURTH, Section (b)(4), below.

                           (ii) Notwithstanding anything to the contrary set
forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, that, such shares shall remain subject to the provisions of this Article FOURTH, Section (b)(3) and may not be transferred to, or voted by, the pledgee, except as otherwise permitted by the provisions of Article FOURTH, Section (b)(3). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee or converted into shares of Class A Common Stock, as the pledgee may elect.

                           (iii)    For purposes of this Section (b)(3):




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



                           (A) the relationship of any person that is derived by
or through legal adoption shall be considered a natural relationship;

                           (B) a minor who is a descendant of Mr. William
Ziegler, III and for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares and the custodian who is the record holder of such shares shall not be considered a Class B Holder;

                           (C) An incompetent stockholder who is a Permitted
Transferee but whose shares are owned or held by a guardian or conservator shall be considered a Class B Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered a Class B Holder;

                           (D) unless otherwise specified, the term "person"
means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities; and

                           (E) except as provided in clauses (B) and (C) above,
the term "Class B Holder" shall mean in respect of any share of Class B Common Stock, the record holder of such share; provided, however, that if such record holder is a nominee, the Class B Holder shall be the first person in the chain of ownership of such share of Class B Common Stock who is not holding such share solely as a nominee.

                           (iv) The Corporation may, in connection with
preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, or at any other time, require the furnishing of such affidavits or other proof as it deems necessary to establish that a Class B Holder is a Permitted Transferee. Upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, each share of Class B Common Stock held by such Class B Holder shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock pursuant to the procedures set forth in Article FOURTH, Section
(b)(4)(iii).

                           (v) Each certificate representing shares of Class B
Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Amended and Restated Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware.

                           (vi) The term "Transfer," as used in this Article
FOURTH, shall mean transfer, sell, grant, proxy, appoint, assign, devise, distribute or bequeath.

                           (4)  Conversion of Common Stock.


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



                           (i) If, on the record date for any meeting of
stockholders of the Corporation, the number of shares of Class B Common Stock then outstanding constitutes less than 10% of the aggregate number of shares of Common Stock then outstanding, as determined by the Board of Directors of the Corporation, each share of Class B Common Stock then issued or outstanding shall thereupon be converted automatically as of such record date into one (1) fully paid and nonassessable share of Class A Common Stock and will have one vote per share at such meeting. Upon making such determination, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all Class B Holders and shall be given as soon as practicable, but no later than the next meeting of stockholders of the Corporation, and the Secretary of the Corporation shall be instructed to, and shall promptly request from each Class B Holder that each holder promptly deliver, and each holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefore, if required pursuant to Section (b)(4)(vii).

                           (ii) Each Class B Holder shall be entitled to
convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock, on a one-for-one basis, into the same number of fully paid and nonassessable shares of Class A Common Stock. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant Article FOURTH to Section (b)(4)(vii).

                           (iii) As set forth in Article FOURTH Section
(b)(3)(iii), upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, each share of Class B Common Stock, or any beneficial interest therein, held by such Class B Holder shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock. A determination by the Board of Directors of the Corporation that a Class B Holder is not a Permitted Transferee and therefore a conversion is required shall be conclusive. Upon making such a determination, the Secretary of the Corporation shall be instructed to, and shall promptly request from the holder of record of each such share of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and


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



together with transfer tax stamps or funds therefore, if required pursuant to Article FOURTH, Section (b)(4)(vii).

                           (iv) As promptly as practicable following the
surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Article FOURTH, Section (b)(4)(i), (ii) or
(iii), as applicable, and the payment in cash of any amount required by the provisions of Article FOURTH, Section (b)(4)(vii), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Article FOURTH, Section (b)(4)(i), such conversion shall be deemed to have been made on the record date for such meeting of stockholders on which the condition set forth in Article FOURTH, Section (b)(4)(i) is determined by the Board of Directors of the Corporation to have occurred. In the case of a conversion under Article FOURTH, Section
(b)(4)(ii), such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock. In the case of a conversion under Article FOURTH, Section (b)(4)(iii), such conversion shall be deemed to have been made on the date of transfer. Upon the date any conversion under Section (b)(4)(i) is made or effected, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Upon the date any conversion under Section (b)(4)(ii) is made or effected, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open. Upon the date any conversion under Article FOURTH, Section (b)(4)(iii) is made, all rights of the holder of such shares as such holder shall cease, and the new owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

                           (v) In the event of a reclassification or other
similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a Class B Holder shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the


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



payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

                           (vi) The Corporation covenants that it will at all
times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided, that, nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.

                           (vii) The issuance of certificates for shares of
Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                           (viii) Shares of Class B Common Stock that are
converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be reissued except as expressly permitted by Article FOURTH of this Amended and Restated Certificate of Incorporation.

                           (ix) The Class A Common Stock has no conversion
rights.

                           (5) Stock Splits. The Corporation shall not in any
manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine


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



(by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

                           (6)      Options, Rights or Warrants.

                           (i) The Corporation shall not make any offering of
options, rights or warrants to subscribe for shares of Class B Common Stock. The Corporation may make offerings of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to the holders of the other class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

                           (ii) Subject to Article FOURTH, Sections (b)(4)(v)
and (b)(6)(i), the Corporation shall have the power to create and issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board of Directors.

                           (7) Mergers, Consolidation, Etc. In the event of any
corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock will receive the same consideration on a per share basis; except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of shares of Class A Common Stock).


                           (8) Liquidation Rights. In the event of any
dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the Class A Common and the Class B Common Stock treated as a single class.


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



         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors:

                  (a) Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors selected as provided by law and this Certificate of Incorporation and the By-Laws of the Corporation. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                           (1) adopt, amend, alter, change or repeal By-Laws of
the Corporation; provided, however, that no By-Law hereafter adopted shall invalidate any prior act of the Corporation that would have been valid if such new By-Laws had not been adopted; and

                           (2) subject to the By-Laws as from time to time in
effect, determine the rules and procedures for the conduct of the business of the Board of Directors and the management and direction by the Board of Directors of the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, or designate and empower officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, and the manner of conducting, Board meetings, as well as other notice requirements for, and the manner of taking, Board action.

                  (b) Number of Directors. The number of Directors shall be determined from time to time by the Board of Directors of the Corporation by the affirmative vote of directors constituting at least a majority of the entire board. The use of the phrase "entire board" refers to the total number of directors which the Corporation would have if there were no vacancies.

                  (c) Personal Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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



                  (d) Committees. A majority of a quorum of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The ByLaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock.

                  (e) Sale of Substantially All the Assets. When and as authorized by the stockholders in accordance with statute the Board may sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                  (f) General Powers. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  (g) Section 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

                  (h) Vacancies. Except as otherwise required by law, any vacancy in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled by the Board of Directors, by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so


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filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until his or her successor is elected and qualified.

                  (i) Removal of Directors. Any or all of the directors may be removed, with or without cause, at any time by a majority of the votes cast by the stockholders then entitled to vote generally in the election of directors, voting together as a single class, at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose. For the purposes of this Section (i) of Article FIFTH, "cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct injurious to the Corporation.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws.

         SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.



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



         Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws by the affirmative vote of at least a majority of the directors then in office. The affirmative vote of the holders of not less than a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class, shall be required to adopt, amend or repeal the By-Laws (notwithstanding the fact that approval by a lesser percentage may be permitted by the DGCL).

         NINTH: The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         TENTH:

                  (a) Action by Stockholders. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of stockholders duly called and held in accordance with law and this Certificate of Incorporation and the By-Laws, or, as long as any shares of Class B Common Stock are outstanding, without a meeting, by written consent, setting forth the action so taken, signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders' meting at which all shares entitled to vote thereon were present. If no shares of Class B Common Stock are outstanding, such written consent shall require the signature by holders of all outstanding shares entitled to vote thereon.

                  (b) Special Meetings of Stockholders. Except as otherwise required by law, special meetings of stockholders may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board. The holders of a majority of the voting power of all the shares of capital stock of the





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


Corporation entitled to vote generally in the election of directors, voting together as a single class, shall have the right to request that the Chairman of the Board call a special meeting of the stockholders.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be duly executed this 17th day of December, 1996.


                                         SWISHER INTERNATIONAL GROUP INC.



                                         By: /s/ William Ziegler, III
                                             -----------------------------------
                                              Name: William Ziegler, III
                                              Title:    Chief Executive Officer


                                         By: /s/ Karl H. Ziegler
                                             -----------------------------------
                                              Name: Karl H. Ziegler
                                              Title:   Secretary




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